Exhibit 99.1

FUNDAMENTAL GLOBAL INC. ANNOUNCES FORMATION OF FG CVR TRUST AND $10.00 PER SHARE SPECIAL DISTRIBUTION

Special Distribution of Rights to Shareholders of Record as of August 8, 2025

Book Value of Trust Assets > $40 million & >$30 per Common Share

Charlotte, NC – August 1, 2025 – Fundamental Global Inc. (Nasdaq: FGF, FGFPP) (the “Company” or “Fundamental Global”), which will soon change its name to FG Nexus Inc. (“FG Nexus”), today announced the formation of FG CVR Trust (the “CVR Trust”), a Delaware statutory trust, for the benefit of the Company’s common shareholders of record as of the close of business on August 8, 2025.

Each of the approximately 1.3 million common shareholders of record as of the record date will receive a non-transferable Contingent Value Right (“CVR”) as a special distribution. The CVR will entitle holders to receive future distributions from the CVR Trust, including an initial cash distribution of $10.00 per common share, which is currently expected to be paid in September 2025, subject to final approval and customary conditions.

In addition to the initial cash distribution, the CVR Trust is expected to make additional distributions, either in cash or in-kind securities, over time, as it monetizes and distributes the proceeds from the liquidation of various legacy assets and businesses.

Summary Highlights:

●	Record Date: August 8, 2025 – shareholders of record will receive a non-transferable CVR

●	Initial Distribution: $10.00 per share in cash, expected to be paid in September 2025

●	CVR Trust Assets: Estimated book value exceeds $30.00 per common share

●	Distribution Structure: Future distributions may be in cash and/or in-kind securities, as assets are monetized over time

●	Strategic Transformation: FG Nexus to retain approximately $5.00 per share in net asset value (NAV) through retained holdings and launch of new strategy

As previously announced on July 30, 2025, the Company has entered into a definitive agreement for a $200 million private placement, expected to close on August 1, 2025, to support its strategic transformation. Upon closing, the Company will change its name to FG Nexus Inc. and will begin implementing an Ethereum Treasury Strategy, designed to position FG Nexus as a leader in blockchain innovation and the tokenization of real-world assets (“RWAs”). See announcement here.

The assets being transferred to the CVR Trust will include cash and cash equivalents, the net assets of the Strong Technical Services operating business, and the majority of the Company’s current equity holdings and other interests, including: FG Merchant Partners, Firefly Systems Inc, GreenFirst Forest Products Ltd., FG Communities Inc., Craveworthy Brands, FG Merger II Corp., Aldel Financial II Inc., Greenland Exploration Limited, and other holdings.

About Fundamental Global Inc. (soon to be FG Nexus Inc.)

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) is changing its name to FG Nexus and launching a bold new strategic direction focused on blockchain innovation. As part of this transformation, the company is implementing an Ethereum Treasury Strategy, positioning itself at the forefront of digital asset finance and the tokenization of real-world assets.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC

Investor Contact:

invest@fgnexus.io

Media Contact

media@fgnexus.io

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s ETH treasury strategy, general conditions in the global economy; risks associated with operating in the merchant banking and managed services industries, including inadequately priced insured risks and credit risk; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.